Exhibit 99.1

March 5, 2026

To Our Shareholders,

The past eight months have seen CQENS make significant progress toward our goal of expanding our valuable, worldwide Intellectual Property (“IP”) portfolio, securing US FDA authorization to launch a modified risk tobacco product in the US, and making significant progress with respect to listing our shares for trading in the public market.

In terms of our Intellectual Property (“IP”), during the recent period, we have added to our patent portfolio in the US and in countries in Asia and throughout the European Union. This is in keeping with our strategy of focusing our IP efforts on building a broad and deep “moat” to safeguard the design and the details of our proprietary, patented, and patent pending Heated Tobacco Product (“HTP”),

On the US regulatory front, we met with the FDA late in 2025. It is the responsibility of the FDA to thoroughly review our Pre-market Tobacco Authorization (“PMTA”), and to make the determination as to whether we secure the necessary authorization to launch our HTP in the US. In addition, it is important to note that the PMTA is the “gold standard” for international authorization and approval.

Our PMTA submission also requires significant detail as to where and how we will manufacture the key components of our HTP. We now expect to manufacture our devices in Hong Kong and our US tobacco consumables in the US. To support these initiatives, we have established a product realization center in Shenzhen, China, for the device, and we will be occupying a new facility in North Carolina to manufacture the tobacco consumables.

Our next meeting with the FDA is scheduled to take place this month, and our team is well into its preparations for this meeting. Regular sessions for interaction and feedback from our regulators are essential as we prepare our PMTA for submission and we are pleased that the current FDA leadership and staff concur.

To achieve certain critical goals, in late 2025 we engaged Jefferies, an international investment banker with both broad and recent experience in the tobacco industry. They have been engaged to assist us in identifying and undertaking certain corporate growth strategies, including those that would lead to the listing of our Common Stock for trading. However, there are no assurances that Jefferies will identify any suitable strategies or that we will complete such strategies.

To further support our efforts to secure FDA authorization, list our shares, and launch a product in the US, we have also made three important additions to our senior management team. These three executives were recently senior executives at Imperial Brands PLC, one of the world’s largest tobacco companies. This experienced team of executives have joined the Company for future considerations yet to be determined.

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The team is comprised of Titus Wouda Kuipers, who is serving as our Chief Commercial Officer, Markus Bonke, serving as our Chief Operating Officer, and Ged Shudall, serving as our Chief Technology Officer. Titus has held senior commercial leadership roles, including responsibilities relating to next-generation tobacco product categories. His experience includes global commercial strategy, market entry planning, and the development and scaling of reduced-risk product portfolios across multiple international markets. Markus has delivered large-scale business transformations, leading people, and global operational work streams in major change programs, including mergers and acquisition integration, market entries, and the rollouts of new business models; and Ged is an engineer with more than three decades of experience in tobacco-related product development and manufacturing systems. He held senior technical and engineering leadership roles involving the design, development, and implementation of manufacturing processes and specialized machinery for both combustible and next-generation tobacco products.

As you can see, we believe 2026 will be an exciting and momentous year for CQENS. I look forward to providing you with additional updates as the year progresses and remind you to review our reports filed with the Securities and Exchange Commission (“SEC”). Thank you for your confidence and your support during these important times for CQENS.

Sincerely

Alexander Chong

Chairman and Chief Executive Office

This correspondence contains statements, estimates, forecasts, and projections regarding future performance and events that constitute “forward-looking statements”. Those statements include statements regarding anticipated growth strategy and product development and approval. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, and “seek”, and similar expressions and include any financial projections or estimates. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements. Important factors and risks that could cause actual results to differ materially from our expectations include, but are not limited to, regulatory issues and approvals, working capital requirements and product development, as well as those risks detailed in our filings with the SEC, including our most recent Form 10-K and other filings with the SEC. Please review our reports filed with the SEC for additional information regarding CQENS.

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